RESTRICTED STOCK AWARD AGREEMENT

         THIS AGREEMENT (the "Agreement") is entered into as of this 20th day of March, 2001, between Roberts Realty Investors, Inc., a Georgia corporation (the "Company") and Charles R. Elliott (the "Employee").

         WHEREAS, Mr. Charles S. Roberts, acting in accordance with a resolution approved by the Company's Board of Directors on June 16, 1998, approved the grant of restricted shares of the Company's Common Stock to the Employee on the terms described in this Agreement, and in consideration of the issuance of such restricted shares the Employee intends to remain in the employ of the Company;

         NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the premises and the mutual covenants contained herein, the Company and the Employee agree as follows.

1.       RESTRICTED SHARES.

         1.1      GRANT OF RESTRICTED SHARES.

                  (a) The Company hereby grants to the Employee 1,875 shares of Common Stock (the "Restricted Shares"), subject to the restrictions set forth in Paragraph
                           1.2 of this Agreement. As the restrictions set forth in Paragraph 1.2 hereof lapse in accordance with the terms of this Agreement as to all or a portion of the Restricted Shares, such shares shall no longer be considered Restricted Shares for purposes of this Agreement.

                  (b) The Company hereby directs that a stock certificate or certificates representing the Restricted Shares shall be registered in the name of and issued to the Employee. Such stock certificate or certificates shall be subject to such stop-transfer orders and other restrictions as the Compensation Committee of the Board of Directors of the Company (the "Committee") may deem advisable, and the Committee may cause legends to be placed on such certificate or certificates to make appropriate reference to such restrictions.

         1.2      RESTRICTIONS.

                  (a) The Employee shall have all rights and privileges of a shareholder as to the Restricted Shares, including the right to vote and receive regular quarterly dividends or other distributions with respect to the Restricted Shares, except that, subject to Paragraph 1.3(b) hereof, the following restrictions shall apply:

                           (i) none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the


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                                    Restricted Period, except pursuant to rules
                                    adopted by the Committee;

                           (ii) the Restricted Shares' portion of each special dividend or other distribution paid during the Restriction Period by the Company to its shareholders generally will not then be paid to the Employee; instead, subject to Paragraph 1.4, the amount of such portion, together with an additional amount, will be paid to the Employee if and when, and only if and when, the Restriction Period expires, such additional amount to be calculated like interest on the amount of such portion (x) from the date when such special dividend or other distribution was paid by the Company to its shareholders generally (y) at the rate earned by the Company on its surplus cash from time to time; and

                           (iii)    all of the Restricted Shares may be
                                    forfeited in accordance with Paragraph 1.4.

                  (b) Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

         1.3      RESTRICTED PERIOD.

                  (a) The restrictions set forth in Paragraph 1.2 shall apply to all of the Restricted Shares until March 20, 2004 (the "Restriction Termination Date", the period from issuance of the Restricted Shares to the Restriction Termination Date being referred to herein as the "Restriction Period"). Any periods of leave without pay taken by the employee prior to the Restriction Termination Date shall not be treated as credited service for purposes of vesting the stock, and the Restricted Period shall be extended by the length of such periods of leave unless the Committee, in its sole discretion, finds that a waiver of the extension would be in the best interests of the Company.

                  (b) Notwithstanding Paragraph 1.2, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Restricted Shares.

                  (c) Nothing in this Agreement shall preclude the Employee from exchanging any Restricted Shares for any other shares of Common Stock that are similarly restricted.

         1.4 FORFEITURE. If the Employee's employment with the Company shall terminate for any reason during the Restricted Period, all rights of the Employee to the then remaining Restricted Shares (and, if applicable, any special dividends or other distributions with respect to the Restricted Shares) shall terminate and be forfeited (except as provided in Section 1.3(b) or as otherwise determined by the Committee pursuant to Paragraph 1.3(b)).
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         1.5      WITHHOLDING. The Company may withhold from any cash payments due from the Company to the Employee all taxes, including social security taxes, which the Company is required or otherwise authorized to withhold with respect to the Restricted Shares granted hereunder.

         1.6 INVESTMENT REPRESENTATION. The Employee hereby represents, warrants and covenants that (a) the Employee is acquiring the Restricted Shares for the Employee's own account and not with a view to the distribution thereof, and (b) the Restricted Shares acquired by the Employee under this Agreement will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from registration under the Act.

         1.7 ADOPTION OF INCENTIVE COMPENSATION PLAN BY THE COMPANY. The Employee hereby agrees and acknowledges that (a) the Company is considering the adoption of an omnibus employee incentive compensation plan (the "Plan") that will govern various types of incentive-based compensation, including restricted stock, options, stock appreciation rights and other forms of incentive compensation; and (b) upon the adoption of the Plan, the Restricted Stock and this Agreement shall be subject to the Plan to the extent that the terms of the Plan do not conflict with the terms of this Agreement, in which case the terms of this Agreement shall control.

2.       NOTICES.

                  All notices or communications hereunder shall be in writing and addressed as follows:

                  To the Company:
                           Roberts Realty Investors, Inc.
                           8010 Roswell Road
                           Suite 120
                           Atlanta, GA  30350
                           Attn:    Secretary

                  To the Employee:
                           To the last known address of the Employee as appearing in the Employee's personnel records as maintained by the Company.

3.       ASSIGNMENT.

                  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Employee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Employee.

4.       ENTIRE AGREEMENT; AMENDMENT; TERMINATION.

                  Except as provided in Section 1.7 with respect to the Plan, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supercedes all prior written or oral understandings and agreements. The Agreement may be amended or terminated at any time by written agreement of the parties hereto or as provided herein.


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5.       GOVERNING LAW.

                  This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Georgia.

6.       SEVERABILITY.

                  If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

7.       NO RIGHT TO CONTINUED EMPLOYMENT; EFFECT ON OTHER PLANS

                  This Agreement shall not, of itself, confer upon the Employee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Employee's employment at any time. Income realized by the Employee pursuant to this Agreement shall not be included in the Employee's earnings for the purpose of any benefit plan of the Company in which the Employee may be enrolled or for which the Employee may become eligible unless otherwise specifically provided for in such plan.

                  IN WITNESS HEREOF, the Company has caused this Agreement to be duly executed and the Employee has hereunto set his hand, as of the day and year first above written.

         ROBERTS REALTY INVESTORS, INC.             EMPLOYEE


         /s/ Charles S. Roberts                     /s/  Charles R. Elliot
         ------------------------------             -------------------------
         Name:    Charles S. Roberts                Name:  Charles R. Elliott
         Title:      President